Exhibit 99.2

Date                                 Vested Options
--------------------------------     -------------------------------

May 29, 2009                         14,792
June 29, 2009                        14,791
July 29, 2009                        14,792
August 29, 2009                      14,791
September 29, 2009                   14,792
October 29, 2009                     14,791
November 29, 2009                    14,792
December 29, 2009                    14,791
January 29, 2010                     14,792
February 29, 2010                    14,792
March 29, 2010                       14,792
April 29, 2010                       14,792